UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2010

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33531	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation

On October 28, 2010, AeroGrow International, Inc. (the “Company”) closed on the private sale of $900,000 in 15% secured convertible promissory notes backed by a portion of the Company’s prospective credit card receipts, (the “Credit Card Notes”) and 3,000,000 warrants to purchase the Company’s common stock (the “Credit Card Warrants”) (collectively, the “Credit Card Offering”). Consideration for the Credit Card Offering comprised $900,000 in cash.  Net cash proceeds to the Company after deducting a 2% sales commission (1% on Company-referred investors) paid to the Company’s placement agent, totaled $882,500.  In addition, the Company will pay a 3% deferred sales commission (2% on Company-referred investors) to the placement agent concurrently with the repayment of principal of the Credit Card Notes.

The Company intends to use the proceeds from the Credit Card Offering to invest in advertising and marketing programs to support its direct-to-consumer business, provide general working capital, pay commissions and expenses related to the private offering, and repay certain outstanding obligations.  The issuance of the Credit Card Offering was conducted in reliance upon exemptions from registration requirements under the Securities Act of 1933 (the “Securities Act”), including, without limitation, those under Rule 506 of Regulation D (as promulgated under the Securities Act).  The Credit Card Offering was offered and sold only to four (4) investors who are, or the Company reasonably believed are, “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act.  Because the Credit Card Offering has not been registered under the Securities Act, the securities sold in the Offering, including the Credit Card Notes, Credit Card Warrants and shares of common stock underlying the Credit Card Notes and Warrants are “restricted securities” within the meaning of Rule 144 under the Securities Act, and investors will not be able to sell their Credit Card Notes (or the shares of the Company’s common stock issuable upon conversion of the Credit Card Notes or exercise of the Credit Card Warrants) in the United States absent an effective registration statement or an applicable exemption from registration.

J. Michael Wolfe, the Company’s Chief Operating Officer and a greater than 10% beneficial owner in the Company, invested $25,000 in the Credit Card Offering.  H. MacGregor Clarke, a Director of the Company, its Chief Financial Officer, and a greater than 5% beneficial owner, also invested $25,000 in the Credit Card Offering.

The Credit Card Notes bear interest at 15% per annum, have a final maturity of July 28, 2011, and can be converted at any time into common shares of the Company at a conversion price of $0.18 per share.  20% of the Company’s daily credit card receipts will be held in escrow with First Western Trust Bank under an Escrow and Account Control Agreement to fund bi-weekly payments of principal and interest to the investors in the Credit Card Offering.

Each Credit Card Warrant entitles the holder to purchase one share of the Company's common stock at a price of $0.20 per share, and contains customary anti-dilution rights (for stock splits, stock dividends and sales of substantially all the Company’s assets) and piggyback registration rights.  The Warrants expire October 28, 2015.

The obligation of the Company to repay the Notes is severally guaranteed by Jack J. Walker, the Company’s Chairman and CEO (up to $500,000), Mr. Wolfe (up to $200,000) and Mr. Clarke (up to $100,000).  The guarantors have executed a Contribution Agreement between and among themselves to enforce the limited several guaranties; and the Company has executed an Indemnity Agreement to hold harmless the guarantors from any future liability under the guaranties.

For nominal consideration, the Company sold a total of 800,000 warrants to purchase the Company’s common stock to the placement agent.  500,000 of the placement agent warrants have an exercise price of $0.18 per share of common stock.  300,000 of the placement agent warrants have an exercise price of $0.20 per share of common stock.  The placement agent warrants have a five year term and contain a cashless exercise provision.

Item 3.02.  Unregistered Sales of Equity Securities

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01  Exhibits

(d)	Exhibits

4.1	Form of Credit Card Note
4.2	Form of Credit Card Warrant
10.1        Form of Guaranty
10.2        Contribution Agreement
10.3        Indemnity Agreement
10.4        Escrow and Account Control Agreement with First Western Trust Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

DATED: November 3, 2010	By: /s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer